UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

RAAM Global Energy Company

(Exact name of registrant as specified in its charter)

Delaware	333-172897	20-0412973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1537 Bull Lea Rd., Suite 200

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (859) 253-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Offshore Activities Update

RAAM Global Energy Company (the “Company”) announced today that it is working to complete a farm-out agreement with another offshore operator providing the opportunity to drill up to 6 of its major offshore prospects and options to drill more prospects if success is encountered. This drilling program is expected to begin in the first quarter of 2014. The Company currently has $1 million budgeted for the offshore in 2013 for a workover of one of the Ship Shoal oil wells that went off line in September.

Onshore Activities Update

The Company has been successfully working to restore production to the damaged wells in the Texas Yegua area. The Company drilled one replacement well and one sidetrack well that are both online and producing. The Company has one additional well planned in this area for the remainder of 2013. The 2013 drilling budget for the onshore Gulf Coast well is $5 million.

The Company suspended all drilling activity in the Texas Bend Arch project and the Mississippi Lime wells in Oklahoma pending the closing of its previously announced asset sale. There are no current plans for additional drilling during 2013 at this time in Oklahoma and all activity in California continues to be on hold until the Company can resolve issues which have delayed the permitting process. It is anticipated that the Company will receive permits in the first quarter of 2014, and the Company has several wells planned in California for 2014.

Texas Bend Arch Play

The Company conducted an exhaustive evaluation of the play, including a thorough geological and geophysical review. The Company conducted core analysis and a very detailed petro physical evaluation in order to fully understand the reserve potential, and we developed a complete economic model to establish the expected returns. With this complete evaluation in hand, the Company established a buy outline and leased the play for approximately $17.3 million. As soon as leases were secured, the Company presented the opportunity to potential joint venture partners. The Company found a joint venture partner and, under the deal terms, the Company was able to recover 100% of its lease costs and retain a 50% interest in the play. Furthermore, the joint venture partner was obligated to spend the first $17.3 million in drilling costs. In this way, the Company was able to keep a 50% interest in Bend Arch play and have the initial exploration wells drilled at no cost.

In October 2013, the Company sold its remaining 50% interest in Bend Arch play for a profit of approximately $30 million so that the Company could pursue more economically-advantageous opportunities.

Unconventional New Venture

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, the Company has selected its next unconventional play and leased approximately 57,000 acres with options on another 47,000 acres on a buy outline of 150,000 acres. It is the Company’s intention to seek a joint venture partner on this play with terms that are similar to what the Company obtained in connection with its Bend Arch play joint venture. As soon as the joint venture partner is secured, and the Company has recovered its lease cost, the Company expects that it will immediately begin leasing another opportunity, which has been evaluated and approved for leasing.

Outlook for the Fourth Quarter and 2014

The Company expects production to be down in the fourth quarter of 2013. An oil well in the Company’s Ship Shoal field went off line in late September and was just recently returned to production. In addition, the Company’s drilling activity was very light in the third quarter, with no rigs running in September, October, and the first half of November, which meant that the Company’s natural production declines were not offset with new production. The Company has not approved any offshore wells pending the farm-out agreement currently under negotiation, discussed above. Moreover, the Company evaluated the performance of the well drilled in the Texas Yegua Trend before authorizing additional wells. Recently, the Company completed that evaluation and spud a new well within the last few days in Texas. The Company is continuing to evaluate the California unconventional play before committing to a drilling program there, and the permitting process for the Company’s conventional play has delayed planned wells for a number of months.

Although the offshore Gulf of Mexico has been a core area since the Company’s inception, and will remain a core area, the Company has determined that it would be better served by allocating additional capital to other core areas. For this reason, the Company has been working to farm-out a portion of each of the prospects it has in inventory. It is expected that this decision will allow the Breton Sound Field to be developed more quickly and efficiently. The Company also expects to maximize the utilization of the available production facilities and infrastructure, which will lead to lower LOE costs. The farm-out terms are also expected to significantly improve the rate of return on the capital allocated to the offshore.

In addition to its three conventional core areas, offshore Gulf of Mexico, onshore Texas, and California, the Company is continuing to emphasize its commitment to developing resource plays. The previously announced divestiture of the Company’s Niobrara acreage, the Company’s divestiture of its position in the Texas Bend Arch play and the divestiture of certain of the Company’s Oklahoma acreage is not to be seen as a departure from resource plays. On the contrary, the Company believes that these divestitures confirm the validity of its business model for unconventional plays. With these divestitures, the Company can focus on areas which management deems to have better opportunity in the fourth quarter 2013 and into 2014.

Limitation on Incorporation by Reference

The information contained in this Item 7.01 is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate Item 7.01 or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013

RAAM Global Energy Company

By:	/s/ Jeffrey Craycraft
Name:	Jeffrey Craycraft
Title:	Chief Financial Officer

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